Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-212643, 333-216973 and 333-220304) and related prospectus and Form S-8 (File No. 333-213284) of RADA Electronic Industries Ltd. of our report dated March 28, 2018, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ Kost Forer Gabbay and Kasierer

A Member of Ernst & Young Global

Tel-Aviv, Israel

March 28, 2018